Exhibit 5

                        ALLSTATE LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781

Michael J. Velotta
Senior Vice President, Secretary
      and General Counsel

January 27, 2004


TO:         ALLSTATE LIFE INSURANCE COMPANY
            NORTHBROOK, IL  60062

FROM:       MICHAEL J. VELOTTA
            SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FILE NO. 333-________

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Single Premium Deferrred Annuity Contract described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of January 27, 2004:

         1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

         2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


Sincerely,


/S/ MICHAEL J. VELOTTA
------------------------------
Michael J.Velotta
Senior Vice President, Secretary and General Counsel